UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 30, 2000

                             TRIAD INDUSTRIES, INC.
                              (Name of Registrant)

                            Nevada 0-28581 88-0422528

             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


            16935 West Bernard Drive, Suite 232, San Diego, CA 92127
                    (Address of principle executive offices)



       Registrants telephone number, including area code (858) 618-1710


                                       N/A

          (Former name or former address, if changed since last report)

















Item 2. Acquisition or Disposition of Assets

On June 30, 2000 the Company issued 1,463,302 shares of common stock at $.96 per share to purchase certain assets, subject to certain liabilities of three entities. The Company issued 895,200 shares of common stock to Northwest Medical Clinic, Inc (an S Corp). The Company issued 346,600 shares of common stock to Amerimed of Georgia and 221,502 shares of common stock to Florimed of Florida. The certain assets, subject to certain liabilities were all acquired in separate transactions. The certain assets, subject to certain liabilities were simultaneously placed in a newly capitalized Corporation named Northwest Medical Clinic, Inc. Although the prior operating name was used, it should be noted that the purpose of this acquisition was to use the Companys public status to raise funds through the sale of common stock to be able to inject capital into the medical clinic to change its direction. The personal injury sector that the clinic had historically performed was no longer a profitable due to several factors. The main factors were the length of time to collect on an outstanding balance from the insurance providers, and the litigious nature of insurance claims. The operators of the clinic had determined that they must change the services they provided in order to remain in business. However, the clinic did not have the access to sufficient capital to change direction. The Company determined that they would acquire certain assets, subject to certain liabilities from three entities to capitalize a medical division balance sheet (operating under the name Northwest Medical Clinic Inc), then, immediately inject sufficient capital to change the clinic direction in order for it to be viable. Northwest Medical Clinic operates a medical clinic in Smyrna, Georgia a suburb in Northwest Atlanta. Amerimed and Florimed for the intents and purposes do not perform any business activities, however; they still have accounts receivable,  which  they  receive  payments  on.  The  assets  acquired  in  the transaction were, cash of $1,731, equipment of $46,125 and $1,512,850 (net of allowance for uncollectable accounts) in accounts receivable. The major liabilities acquired were notes and accounts payable in the amount of $135,749. 1,463,302 shares of common stock were issued at $.96 per share for a total of $1,401,018. The shares were issued under Section 4(2) of the 1933 Securities Act and were issued as restricted securities. The transaction was accounted for as a purchase in accordance with APB No. 16. The assets subject to the liabilities were acquired from the shareholders of Northwest Medical Clinic, Inc., Amerimed of Georgia, Inc., and Florimed of Tampa, Inc., of which there were no material relationships between the shareholders of Northwest Medical Clinic, Inc., and any of the Companys affiliates, officers or directors. The assets subject to the liabilities of Northwest Medical Clinic, Inc., were purchased from shareholders. Also on June 30, 2000, the Company issued 36,583 shares at $.96 for a finders fee to Donner Investment Corporation for the Northwest Medical Clinic, Inc., Amerimed and Florimed transaction. Total consideration was $35,120. These securities were issued under section 4(2) of the 1933 securities act.






















Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereinto duly authorized.


                                                     Triad Industries, Inc.




                                                     Gary DeGano, President


July 10, 2001